UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2006

1-800 CONTACTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23633	87-0571643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

66 E. Wadsworth Park Drive, Draper, UT		84020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (801) 924-9800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 13, 2006, 1-800 CONTACTS, INC. (the “Company”) entered into a modification agreement (the “Agreement”) which modifies the Restated Loan Agreement, dated February 27, 2004, (as previously amended, supplemented or otherwise modified, the “Loan Agreement”), by and between the Company and Zions First National Bank.  The Agreement is effective as of December 30, 2005.  Under the terms of the Agreement, the revolving credit facility’s maximum available advance amount, as defined in the Agreement, was increased to a range of $30 million to $40 million, depending on the Company’s minimum fixed charge coverage ratio, as defined in the Agreement.  In addition, various other provisions and financial covenants were modified or deleted.  The maturity date of the Loan Agreement remains February 27, 2007.  In connection with the Agreement, the Company executed a Replacement Promissory Note (the “Note”), in favor of Zions First National Bank, for $40 million in principal amount.

The foregoing descriptions of the Agreement and the Note are qualified in their entirety by reference to the Agreement and the Note, which are attached as exhibits hereto and are incorporated herein by reference in their entirety.

The information in this Report on Form 8-K (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(c)          Exhibits.

Exhibit No.	Description of Exhibit

10.1	Second Loan Modification Agreement between the Company and Zions First National Bank, dated January 13, 2006, and Replacement Promissory Note in favor of Zions First National Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800 CONTACTS, INC.

Date: January 19, 2006	By:	/s/ Brian W. Bethers
	Name:	Brian W. Bethers
	Title:	President and Chief Financial Officer